SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                         May 12, 2012
                        Date of Report
              (Date of Earliest Event Reported)

             TIMBERWOOD ACQUISITION CORPORATION
      (Name of Registrant as Specified in its Charter)

Delaware                    000-54594               00-0000000
(State or other      (Commission File Number)    (IRS Employer
jurisdiction                                      Identification No.)
of incorporation)

                      215 Apolena Avenue
              Newport Beach, California 92662
           (Address of Principal Executive Offices)

                        202-387-5400
                (Registrant's Telephone Number)


ITEM 3.02 Unregistered Sales of Equity Securities

     Timberwood Acquisition Corporation (the "Registrant" or the "Company") issued 19,500,000 shares of its common stock as of May 14, 2012, pursuant to Section 4(2) of the Securities Act of 1933 at par for an aggregate of $100 representing 97.5% of the total outstanding 20,000,000 shares of common stock:


ITEM 5.01     Changes in Control of Registrant

    On May 12, 2012, the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,950.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

    The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G/A filed on January 10, 21012 and as supplemented by the information contained in the filing of the Form 10-K filed March 28, 2012 and the information in this report.


ITEM 5.02     Departure of Directors or Principal Officers; Election of
              Directors

    On May 12, 2012, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On May 12, 2012, James McKillop resigned as the Registrant's vice president and director.

    On May 12, 2012, new directors of the Registrant were elected as follows:

    Chun Hau He, Chairman of the Board
    Peter Tong
    En Long Pan
    Zhi Liang Chen
    Yu He
    Xiao Lan Hu
    San Hai He

    On May 12, 2012, new officers of the Registrant were appointed as follows:

    Peter Tong               Chief Executive Officer
    En Long Pan              Treasurer

    Chun Hau He serves as chairman of the Board of Directors of the Registrant. Mr. Chun received his Bachelor degree from the University of Hu Nan with a major in law. Mr. Chun has worked in airline industry from 1984 until 2004 primarily working for China Southern Airlines International Freight Co (formerly the Civil Aviation International Express Co., Ltd.) as vice-capitain of the transportation management team, and then General Manager for the China Southern Airlines Shenzhen branch.
From 2004 to the present, Mr. Chun has served as the general manager for International Financial Union Holdings Group Co., Ltd.

    Peter H, Tong serves as a director and officer of the Registrant.
Mr. Tong received from Bachelor Science degree in Business Administration from National Chengchi University in 1976. From 1992 to 1996 Mr. Tong served as Senior Vice President, Union Charter Bancorp, a full service mortgage banking company; from 1996 to 1998 Mr. Tong served as Executive Vice President of Founders Bancorp; from 1998 to 2001, he served as the Chief Operative Officer, Union Charter Bancorp; from 2001 to 2005 Mr.
Tong was a Financial Consultant for Schmidt Financial Concept (China);
and from 2006 to 2011, Mr. Tong as been an economic development consultant for the Sichuan Industrial Commercial Union. From 2011 to the present, Mr. Tong was the CEO of Sherwood Acquisition Corporation.

    En Long Pan serves as a director and treasurer of the Registrant.
Mr. En received his Bachelor of Science degree in financial management in 1978 from Guangzhou Jinan University. From 1999 to 2004, Mr. En served as the general management of HSBC Investment Co., Ltd., Hong Kong, responsible for the foreign and national investment guarantee business. Since 2004 Mr. En has served as the Chief Executive Officer of International Financial Union Holdings Group Co., Ltd. responsible for peronnel and more than 20 branches nationwide.

    Zhi Liang Chen serves as a director of the Registrant. From 1991 to 2004 M. Zhi served as executive assistant to president of Guang Zhou Mobil Net Co. and since 2005 has served as the executive assistant to the president for International Finance Union Holdings Group Co., Ltd.

    Yu He serves as a director of the Registrant. Mr. Yu received his Masters degree in Business Administration from the University of Heftfordshire in 2011. In 2009, he received his Bachelor of Applied Economics degree from United International College, China.

    Xiao Lan Hu serves as a director of the Registrant. Ms. Xiao received her degree in business administration. From 1995 to 2009 Ms. Ziao served as the general manager of Zhong Ao Trust Co., Ltd and from 2009 to the present has served as president of International Finance Union Holdings Group Co., Ltd.

    San Hai He serves as a director of the Registrant. Mr. San received his bachelor degree. From 2000 to 2004 Mr. San was Chief Manager of Shenzhen Southern Air Logistics Co., Ltd. and from 2004 to the present has served as vice president of International Finance Union Holdings Group Co., Ltd.


                    SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                        TIMBERWOOD ACQUISITION CORPORATION


Date: May 15, 2012           /s/  Peter Tong
                            President